UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2014 (December 29, 2014)

American Realty Capital Trust V, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55197	90-0929989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue

New York, New York 10022

(Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Company Simplifies Management Structure as Part of Sponsor’s Corporate Governance Initiative

On December 29, 2014, the board of directors (the “Board”) of American Realty Capital Trust V, Inc. (the “Company”) implemented certain changes to the management team consistent with its sponsor’s year-long initiative to further enhance the corporate governance profiles of its various sponsored programs, including promoting or appointing experienced management, mitigating potential conflicts, reducing complexity and minimizing overlap among directors of its sponsored programs.

Appointments of William M. Kahane as Chief Executive Officer to Replace Nicholas S. Schorsch and Appointment of Nicholas Radesca as Treasurer and Secretary to Replace William M. Kahane; Resignation of Peter M. Budko

On December 29, 2014, the Board appointed William M. Kahane, currently the president, chief operating officer, treasurer and secretary of the Company, to serve as the Company’s chief executive officer, effective as of that same date.

Simultaneously with his appointment as chief executive officer of the Company, Mr. Kahane resigned from his roles as chief operating officer, treasurer and secretary of the Company, the Company’s advisor and the Company’s property manager. Mr. Kahane did not resign pursuant to any disagreement with the Company. Mr. Kahane will continue to serve in his capacity as president of the Company, the Company’s advisor and the Company’s property manager.  In connection with Mr. Kahane’s appointment as chief executive officer of the Company, Nicholas S. Schorsch resigned from his role as chief executive officer of the Company, effective as of that same date. Mr. Schorsch did not resign pursuant to any disagreement with the Company. Mr. Schorsch also resigned from his role as chief executive officer of the Company’s advisor and the Company’s property manager. Mr. Kahane will also replace Mr. Schorsch as chief executive officer of the Company’s advisor and the Company’s property manager.

On December 29, 2014, the Board appointed Nicholas Radesca, currently the chief financial officer of the Company, to serve as the Company’s treasurer and secretary. Mr. Radesca will continue to serve in his capacity as chief financial officer of the Company. Simultaneously with Mr. Radesca’s appointment as treasurer and secretary, Mr. Kahane resigned from his role as treasurer and secretary of the Company, effective as of the same date. Mr. Radesca will also replace Mr. Kahane as treasurer and secretary of the Company’s advisor and the Company’s property manager and will continue to serve as chief financial officer of the Company’s advisor and the Company’s property manager. There are no related party transactions involving Mr. Kahane or Mr. Radesca that are reportable under Item 404(a) of Regulation S-K except as described in the Company’s annual proxy statement filed with the U.S. Securities and Exchange Commission on April 28, 2014.

Furthermore, on December 29, 2014, Peter M. Budko resigned from his roles as executive vice president and chief investment officer of the Company, effective as of that same date. Mr. Budko did not resign pursuant to any disagreement with the Company. Mr. Budko also resigned from his role as executive vice president and chief investment officer of the Company’s advisor and the Company’s property manager.

Item 8.01. Other Events.

On December 30, 2014, AR Capital, LLC, the sponsor of the Company, issued a press release, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by AR Capital, LLC on December 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Realty Capital Trust V, Inc.

Date: December 30, 2014	By:	/s/ William M. Kahane
William M. Kahane
Chief Executive Officer and President